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                                                                     EXHIBIT 3.2

                                    FORM OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          POWERWAVE TECHNOLOGIES, INC.

          (Duly adopted in accordance with Sections 242 and 245 of the
                       Delaware General Corporation Law)

     It is hereby certified that:

     1. The present name of the corporation (hereinafter called the "Corporation") is Powerwave Technologies, Inc.

     2. The Corporation was originally incorporated under the name Milcom International, Inc.; the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 2, 1985. A Certificate of Renewal was filed with the Secretary of State on January 28, 1994, and the Certificate of Incorporation was amended on October 10, 1995, June 25, 1996 and October 8, 1996, respectively, and a Certificate of Amendment were each filed with the Secretary of State on January 28, 1994, October 10, 1995 and October 8, 1996, respectively.

     3. The Certificate of Incorporation of the Corporation, as amended and restated herein, at the effective time of filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, shall read in full as follows:


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          POWERWAVE TECHNOLOGIES, INC.



                                ARTICLE I - NAME

     The name of the Corporation is Powerwave Technologies, Inc.


                    ARTICLE II - REGISTERED OFFICE AND AGENT

     The address of the registered office of the corporation in the State of Delaware is 32 Lockerman Square, Dover, Delaware 19901, County of Kent. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc.
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                             ARTICLE III - PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.


                        ARTICLE IV - AUTHORIZED CAPITAL

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 45,000,000, of which (i) 40,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.0001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

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                         ARTICLE V - BOARD OF DIRECTORS

     A.   Number of Directors.  The number of directors of the Corporation shall
          -------------------
be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that such number shall be not less than four (4) and not more than nine (9).

     B.   Written Ballot Not Required.  Elections of directors need not be by
          ---------------------------
written ballot unless otherwise provided in the Bylaws.

     C.   Removal of Directors.  Subject to the rights, if any, of the holders
          --------------------
of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause or otherwise, by the affirmative vote of a majority of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes herein as one class.

                           ARTICLE VI -  STOCKHOLDERS

     A.   Meetings of Stockholders.  Meetings of the stockholders may be held
          ------------------------
within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

     B.   Special Meetings of Stockholders.  Special meetings of stockholders of
          --------------------------------
the Corporation may be called by President, the Chief Executive Officer, the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than 10 nor more than 60 days' written notice.

                ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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                      ARTICLE VIII - AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, these Articles of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     IN WITNESS WHEREOF, said Powerwave Technologies has caused this certificate to be signed by Bruce C. Edwards, its President and Chief Executive Officer, this __________ day of December, 1996.


                                    Powerwave Technologies


                                    By:  /s/ BRUCE C. EDWARDS
                                         -------------------------------------
                                         Bruce C. Edwards
                                         President and Chief Executive Officer


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